                                                                  EXHIBIT 10.43





                             TRACTOR SUPPLY COMPANY



                                      AND



                         SUNTRUST BANK, NASHVILLE, N.A.
                                     AGENT



                                      AND



                   SUNTRUST EQUITABLE SECURITIES CORPORATION
                                    ARRANGER













                               NOVEMBER 15, 1999

                 THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT

         ENTERED INTO by and among TRACTOR SUPPLY COMPANY, a Delaware corporation (the "Borrower"), SUNTRUST BANK, NASHVILLE, N.A., AGENT for itself and the Banks defined herein ("Agent"), SUNTRUST BANK, NASHVILLE, N.A. ("STB"), FIRST AMERICAN NATIONAL BANK ("FANB"), and BANK OF AMERICA ("B of A") (herein STB, FANB, and B of A shall collectively be referred to as the "Banks") as of this 15th day of November, 1999.

                                   RECITALS:

         1. The Borrower entered into a Revolving Credit Agreement with First National Bank of Boston ("FNBB"), as agent and as a bank, and FANB dated as of August 31, 1994 (the "Agreement") pursuant to which FNBB and FANB extended a revolving credit facility to the Borrower in the principal amount of up to $30,000,000.

         2. The Borrower, FNBB, and FANB entered into a First Amendment to Revolving Credit Agreement dated July 13, 1996 which amendment among other things increased the revolving credit facility to a principal amount of up to $45,000,000.

         3. The Borrower, FNNB, FANB, and STB entered into a Second Amendment to Revolving Credit Agreement dated March 23, 1998 which amendment among other things added STB as a "Bank" to the credit facility and increased the revolving credit facility to a principal amount of up to $60,000,000.

         4. FNNB has withdrawn as "Agent" and as a "Bank" under the Agreement.

         5.       STB has agreed to serve as "Agent" under the Agreement.

         6.       B of A desires to become a "Bank" under the Agreement.

         7. The Banks have agreed to increase the Total Commitments from $60,000,000 to $75,000,000, with the Commitment of STB to be $30,000,000, with the Commitment of FANB to be $25,000,000, and with the Commitment of B of A to be $20,000,000.

         8. The Borrower and the Banks desire to amend the Agreement for purposes set forth herein.

         NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Agreement as follows:

         1.       Definitions.  The following definitions set forth in Section
1.1 of the Agreement are hereby amended to read as follows:

                           "Agent" means SunTrust Bank, Nashville, N.A. in its
                  capacity as Agent for the Banks pursuant to Article 10 hereof, and not in its individual capacity as a Bank, and any successor Agent appointed pursuant to Article 10.

                           "Bank" means individually STB in its capacity as a
                  Bank, FANB, and B of A, and "Banks" means collectively STB, FANB, and B of A, and each entity's respective successors and assigns.

                           "Base Rate" means the rate of interest established
                  from time to time and announced by STB as its "base rate," such rate being an interest rate used as an index for establishing interest rates on loans. The Base Rate shall be determined daily to reflect changes in the Base Rate.

                           "Business Day" means any date other than a Saturday,
                  Sunday, or other day on which banks in Nashville, Tennessee are authorized to close by Applicable Law or applicable governmental authority.

                           "EBITDA" means, as measured in accordance with GAAP,
                  for the Borrower, the sum of (i) Net Income (excluding any gains related to asset sales), plus (ii) Interest Expense, plus (iii) Income Tax Expense, plus (iv) depreciation and amortization expense.

                           "Income Tax Expense" means the amount shown as
                  "provision for income taxes" (or such other similar designation) on Borrower's income statement.

                           "Interest Expense" shall mean, for any fiscal period
                  of Borrower, total interest expense (including without limitation, interest expense attributable to Capitalized Lease Obligations in accordance with GAAP).

                           "LIBOR Rate" means, with respect to any Eurodollar
                  Loan, the interest rate per annum (rounded upward, if necessary, to the next higher 1/100 of 1%), as determined in good faith by the Agent, at which dollar deposits approximately equal in the principal amount to such Eurodollar Loan and with a maturity comparable to such Eurodollar Interest Period are offered to money center banks in immediately available funds in the London Interbank Market for eurodollars at approximately 12:00 Noon, Nashville, Tennessee time, on the date of commencement of such Eurodollar Interest Period.

                           "Majority Banks" means Banks holding at least sixty
                  percent (60%) of the then aggregate unpaid principal amounts of the Revolving Credit Notes held by the Banks, or if no such principal amounts are outstanding, Banks having at least sixty percent (60%) of the Total Commitments.

                           "Rental and Operating Lease Expense" means all such
                  amounts included in the income statement of the Borrower as rent, lease charges, or other payments under any lease, excluding imputed interest on Capitalized Lease Obligations.

                           "Revolving Credit Notes" means, collectively, the
                  $30,000,000 Amended and Restated Revolving Credit Note dated as of November 15, 1999 executed by Borrower in favor of STB, the $25,000,000 Amended and Restated Revolving Credit Note dated as of November 15, 1999 executed by Borrower in favor of FANB, and the $20,000,000 Revolving Credit Note dated November 15, 1999 executed by Borrower in favor of B of A, as such may be amended and supplemented from time to time, and any replacement thereof or substitution therefor.

                           "Synthetic Lease" shall mean a master agreement or
                  synthetic lease that evidences a transaction that satisfies the requirements of the Statement of Financial Accounting Standards No. 13 (SFAS 13) promulgated by the Financial Accounting Standards Board (FASB) and the Emerging Issues Task Force of the Financial Accounting Standards Board (1990) (EITF 90-15) that is classified as a lease for financial accounting purposes and as a loan for tax purposes.

                           "Total Commitments" means the aggregate of the
                  several Commitments of the Banks in the principal amount of up to Seventy-Five Million and 00/100 Dollars ($75,000,000), as set forth in Section 2.1 of this Agreement, including the aggregate of the several Commitments as they may be reduced from time to time.

                           "Total Funded Debt" means, with respect to the
                  Borrower, without duplication, the sum of (i) all indebtedness for money borrowed; (ii) purchase money debt;
                  (iii) Capitalized Lease Obligations; (iv) amounts evidenced by the aggregate face amount of all outstanding letters of credit; (v) outstanding amounts under asset securitization vehicles, conditional sales contracts and similar title retention debt instruments; and (vi) all indebtedness guaranteed by the Borrower.

         2.       Section 2.1 (a) and (b) The Commitments. Section 2.1(a) and
(b) of the Agreement are hereby amended and restated in their entirety as follows:

                           Section 2.1      The Commitments.

                           (a) Subject to the terms and conditions of and relying on the representations, warranties, and covenants contained in this Agreement, for a period ending on the Termination Date, each Bank agrees to make available, severally, but not jointly, to the Borrower, from time to time, as requested by Borrower, Revolving Credit Loans up to the amount set out below opposite their respective names, which for all of the Banks shall be the aggregate maximum principal amount of up to Seventy-Five Million and 00/100 Dollars ($75,000,000). The maximum Commitment of each of the Banks and its respective percentage of the Total Commitments (the "Commitment Percentage" of each Bank) are as follows:

                  Bank                                Commitment              Commitment
                  ----                                ----------              -----------
                                                                              Percentage
                                                                              -----------
                  SunTrust Bank, Nashville, N.A.      $30,000,000                  40%

                  First American National Bank        $25,000,000                  33%

                  Bank of America                     $20,000,000                  27%

                           (b) The Revolving Credit Loan shall be evidenced by (i) the $30,000,000 Amended and Restated Revolving Credit Note of Borrower to STB, (ii) the $25,000,000 Amended and Restated Revolving Credit Note of Borrower to FANB, and (iii) the $20,000,000 Revolving Credit Note of Borrower to B of A, which Revolving Credit Notes are in the form set forth as Exhibit A attached hereto, with each Revolving Credit Note payable in accordance with its terms. The Borrower may obtain Revolving Credit Loans, repay or prepay, without penalty or premium (except that Eurodollar Loans may only be prepaid at the end of the applicable Eurodollar Interest Period, unless such prepayment is made pursuant to Sections 2.8, 2.9 or 2.10 hereof), at any time or from time to time, in whole or in part, and at the sole discretion of the Borrower, and reborrow hereunder, from the date of this Agreement until the Termination Date, in an aggregate principal amount not less than a minimum of $500,000 or a greater integral multiple of $100,000, excluding advances made under the Revolving Credit Notes to pay the Borrower's reimbursement obligation under Section
                   2.13 of this Agreement. Each of the Revolving Credit Loans shall be made by each Bank ratably in accordance with the ratio that its respective Commitment Percentage bears to the amount of such Revolving Credit Loan.

         3.       Section 2.2 (a) Disbursement of the Revolving Credit Loans.
Section 2.2(a) of the Agreement is hereby amended to add the following sentences at the end of such section:

         The following persons are hereby authorized to submit Borrowing
Notices: Stuart L. Uselton, Joseph H. Scarlett, Jr. and Randall S. Guiler, and any other officer upon written notice from Borrower.

         4. Section 2.4 The Agent's Fee. Section 2.4 of the Agreement is hereby amended and restated in its entirety as follows:

                           Section 2.4 The Arranger's Fee and the Agent's Fee.
                  The Borrower shall pay: (i) to SunTrust Equitable Securities Corporation an arrangement and advising fee and (ii) to Agent an agent's fee, all as set forth in letter agreement dated September 22, 1999 among Borrower, Agent, and SunTrust Equitable Securities Corporation.

         5. Section 2.6 Interest Rate and Payments of Interest. The carryover paragraph appearing after subparagraph 2.6(a)(2) which begins "provided, however," is hereby deleted and replaced with the following:

                           provided, however, that in the event that the ratio
                  of the Borrower's Total Funded Debt to EBITDA exceeds 2 to 1 at the end of a fiscal quarter of the Borrower, as reported by the Borrower pursuant to Section 7.4, then in such event, for the next fiscal quarter of the Borrower, the interest rate payable on Floating Rate Loans shall increase to a rate per annum equal to the Base Rate plus one-half of one percent (.50%), and the interest rate payable on Eurodollar Loans shall increase to a rate per annum equal to the LIBOR Rate plus one percent (1.0%).

         6. Section 2.11 Letters of Credit. Section 2.11 of the Agreement shall be amended and restated in its entirety as follows:

                           Section 2.11 Letters of Credit. Upon the terms and
                  subject to the conditions of this Agreement, and in reliance upon the representations and warranties made herein, the Agent shall cause STB to issue from time to time as requested by the Borrower, prior to the Termination Date, commercial and standby Letters of Credit pursuant to STB's letter of credit application forms; provided, however, that (1) the aggregate face amount of all commercial and standby Letters of Credit outstanding at any one time shall not exceed $5,000,000; (2) there shall exist no Event of Default hereunder at the time of such issuance; (3) STB may assign its obligation to issue Letters of Credit hereunder without the Borrower's consent; and (4) commercial Letters of Credit shall be used by the Borrower to facilitate the purchase of goods, inventory, equipment, machinery or fixtures to be sold or used in connection with the Borrower's business. No Letter of Credit issued under this Agreement shall have an expiration date beyond the Termination Date. The Banks shall each share in the obligations evidenced by a Letter of Credit ratably in accordance with the ratio that its respective Commitment Percentage bears to the amount of such Letter of Credit.

         7. Section 2.12 Letter of Credit Fees. Section 2.12 of the Agreement shall be amended and restated in its entirety as follows:

                           Section 2.12 Letter of Credit Charges. In connection
                  with the issuance of Letters of Credit, the Borrower shall pay the following amounts:

                           (a) in connection with the issuance of any standby Letter of Credit and the renewal of any existing standby Letter of Credit, the Borrower shall pay to the Agent for the benefit of the Banks an amount equal to one percent (1%) of the face amount of the standby Letter of Credit so issued or when renewed;

                           (b) the Borrower shall pay to the Agent for the benefit of the Banks an amount equal to twenty-five (25) basis points per annum multiplied by the face amount of all outstanding commercial (documentary) Letters of Credit, which amount shall be payable quarterly in arrears; and

                           (c) the Borrower shall pay on demand to STB an amount equal to STB's standard fees charged from time to time in connection with letters of credit.

         8. Section 7.4 (a) Officer's Certificates. Section 7.4 (a) of the Agreement is hereby amended and restated in its entirety as follows:

                           (a) At the time the financial statements are furnished to the Agent, pursuant to Section 7.1, a certificate of its chief executive officer, president, chief financial officer or controller (i) setting forth as at the end of such fiscal quarter, the information necessary to calculate the financial covenants set forth in Section 8.1 of the Agreement, and (ii) stating, that, based on an examination sufficient to enable him to make an informed statement, no Default or Event of Default exists on the date of such certificate, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower with respect to such event or failure.

         9.       Section 8.1(b) Ratio of Total Liabilities to Net Worth.
Section 8.1(b) of the Agreement shall be deleted and shall be replaced by the following provision:

                           (b)      Ratio of Total Funded Debt to EBITDA. The
ratio of Total Funded Debt to EBITDA calculated as of the end of each fiscal quarter for a rolling four-quarters basis shall not exceed 2.25 to 1.00.

         10. Section 8.1(c) Minimum Working Capital. Section 8.1(c) of the Agreement shall be deleted.


         11. Section 8.1(d) Minimum Interest Coverage Ratio. Section 8.1(d) of the Agreement shall be deleted and shall be replaced by the following provision:

                           (d)      Fixed Charge Coverage Ratio. (i) The sum of
                  (A) EBIT, plus (B) Rental and Operating Lease Expense, divided by (ii) the sum of (A) Interest Expense, plus (B) Rental and Operating Lease Expense, plus current maturities of Total Funded Debt shall not be less than the ratio of 1.25 to 1.0 as calculated at the end of each fiscal quarter for a rolling four-quarters basis.

         12. Section 8.1(e) Minimum Current Ratio. Section 8.1(e) of the Agreement shall be deleted.

         13. Section 8.2 Additional Indebtedness and Obligations Under Synthetic Leases. Section 8.2 of the Agreement shall be amended and restated in its entirety as follows:

                           Section 8.2 Additional Indebtedness and Obligations
                  Under Synthetic Leases. Incur, create, assume or permit to exist any Indebtedness or obligations under Synthetic Leases except (i) the Revolving Credit Loans, (ii) the Existing Indebtedness, (iii) Indebtedness of another Person assumed or paid off in connection with the acquisition of the assets or capital stock of such Person, (iv) intercompany Indebtedness,
                  (v) Indebtedness and Guarantees not otherwise prohibited under this Agreement, (vi) Purchase Money Indebtedness incurred in the ordinary course of business, (vii) other Indebtedness which does not exceed an aggregate of $2,500,000 at any one time outstanding, and (viii) obligations under one or more Synthetic Leases which do not exceed $20,000,000 in the aggregate.

         14. Section 10.1 Authorization. The first sentence of Section 10.1 is hereby deleted, and the following is substituted as the new first sentence of Section 10.1:

                           With respect to all funds advanced hereunder or
                  under the Revolving Credit Notes, STB, FANB, and B of A shall be obligated to advance $30,000,000, $25,000,000, and
                  $20,000,000, respectively, and each such Bank shall own a corresponding undivided interest in this Agreement and a corresponding prorata interest in all Revolving Credit Loans and all Letters of Credit (regardless of the Bank actually issuing the Letter of Credit) made or issued in accordance with the terms of this Agreement.

         15. Section 11.1(b) Address for Notices. Section 11.1(b) of the Agreement is amended and restated in its entirety as follows:

                           (b)      Addresses for Notices. Notices to the
parties shall be sent to them at the following addresses, or any other address of which all the other parties are notified in writing:

                           If to Borrower:  320 Plus Park Boulevard
                                            Nashville, Tennessee 37217
                                            Attn: Stuart L. Uselton

                           If to the Agent: P.O. Box 305110
                                            201 Fourth Avenue North
                                            Nashville, Tennessee 37230-5110
                                            Attn: Tracy Elliott

                           If to FANB:      315 Union Street
                                            Nashville, Tennessee 37230-5110

                                    Attn:  Russell Rogers

               If to B of A:        414 Union Street
                                    2nd Floor
                                    Nashville, Tennessee 37239
                                    Attn:  Bryan Hulker

         16. Section 11.2(a) of the Agreement is amended and restated in its entirety as follows:

                           (a)      the preparation, execution and delivery of
this Agreement, the Revolving Credit Notes, and any other documents or instruments executed and delivered in connection herewith or therewith, including taxes (if any) and the reasonable fees and disbursements of Farris, Warfield & Kanaday, PLC, counsel for the Agent and STB;

         17. Boston Time. All references in the Agreement to "Boston time" shall be amended and restated to mean "Nashville, Tennessee time."

         18. Exhibit A to the Agreement shall be amended and restated to mean the Collective Exhibit A attached hereto.

         19. Conditions. Notwithstanding any other provision of this Third Amendment, this Third Amendment shall not be effective until the satisfaction (or waiver by the Agent) of each of the following conditions:

                           (a) The Agent shall have received a certificate of the Chief Executive Officer, President, Chief Financial Officer, or Controller of the Borrower stating that, to the best of his knowledge and based on the examination sufficient to enable him to make an informed statement:

                                    (i)       All the representations and the
                           warranties made under this Agreement are true and correct in all material respects as of the date of this Third Amendment; and

                                    (ii)     No Default or Event of Default
                           exists as of the date of this Third Amendment.

                           (b) This Third Amendment and the Revolving Credit Notes, shall have been duly executed and delivered to the Agent.

         20. Ratification. Borrower hereby restates and ratifies the covenants and warranties contained in the Agreement, as of the date hereof, and confirms that the terms and conditions of the Agreement, as amended hereby, remain in full force and effect.

         21. Counterparts. This Third Amendment may be executed in counterparts.

         IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by their duly authorized officers as of the day and year first written above.

                                 BORROWER:

                                 TRACTOR SUPPLY COMPANY

                                 By: /s/ Joseph H. Scarlett, Jr.
                                    --------------------------------------------
                                    Title: Chairman of the Board, President,
                                          --------------------------------------
                                           Treasurer and Chief Executive Officer
                                          --------------------------------------

                                   AGENT:

                                   SUNTRUST BANK, NASHVILLE, N.A.

                                   By: /s/ Tracy L. Elliott
                                      ------------------------------------------
                                      Title: Assistant Vice President
                                            ------------------------------------

                                   BANKS:

                                   SUNTRUST BANK, NASHVILLE, N.A.

                                   By: /s/ Tracy L. Elliott
                                      ------------------------------------------
                                      Title: Assistant Vice President
                                            ------------------------------------

                                   FIRST AMERICAN NATIONAL BANK

                                   By: /s/ Russell S. Rogers
                                      ------------------------------------------
                                      Title: Senior Vice President
                                            ------------------------------------

                                   BANK OF AMERICA

                                   By: /s/ Bryan Hulker
                                      ------------------------------------------
                                      Title: Vice President
                                            ------------------------------------
                                      14